Exhibit 5.1

February 18, 2021

Galmed Pharmaceuticals Ltd.

16 Tiomkin Street,

Tel Aviv, Israel 6578317

Israel

Re: Galmed Pharmaceuticals Ltd.

Ladies and Gentlemen:

We have acted as Israeli counsel for Galmed Pharmaceuticals Ltd., an Israeli company (the “Company”), in connection with the issuance and sale (the “Offering”) of up to 2,527,473 ordinary shares, par value NIS 0.01 per share, including ordinary shares that are subject to an over-allotment option granted by the Company to the underwriters of the Offering (“Shares”) under that certain underwriting agreement, dated as of February 16, 2021, by and among the Company and Cantor Fitzgerald & Co., as Representative of the underwriters named on Schedule I thereto (the “Agreement”).

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-223923) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on March 26, 2018, including the prospectus contained therein, as supplemented by the prospectus supplement dated February 16, 2021, as filed by the Company with the SEC (the “Prospectus Supplement”).

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus Supplement; (iii) the form of Agreement; (iv) the articles of association of the Company, as currently in effect; (v) resolutions of the board of directors of the Company (the “Board”) which have heretofore been approved, which relate to the Registration Statement, the Prospectus Supplement and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per Share in such amount and form as has been determined by the Board or a pricing committee of the Board in accordance with Israeli law, the Shares, when issued and sold in the Offering as described in the Registration Statement and the Prospectus Supplement, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the caption “Legal Matters” and “Enforceability of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date hereof that may alter, affect or modify the opinions expressed herein

Very truly yours,

/s/ Meitar | Law Offices

Meitar ǀ Law Offices